Exhibit 23.2



                     Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 1999, except as to Note R, which is as of March 1, 1999, relating to the financial statements of Marathon Ashland Petroleum LLC, which appears in Ashland Inc.'s Annual Report on Form 10-K/A for the fiscal year ended September 30, 1998.




/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
May 17, 1999